LiquidGolf Holding Corporation Signs Letter of Intent To Acquire Best Value Golf Inc.

PR Newswire -- August 13, 2003

      APOPKA, Fla., Aug. 13 /PRNewswire-FirstCall/ -- LiquidGolf Holding Corporation (OTC Bulletin Board: LQDG), a leading provider of golf equipment and accessories, today announced the execution of a Letter of Intent to acquire Best Value Golf Inc., the parent company of golfgods.com.

      "Best Value Golf has done a great job building their business and building relationships with their customers. They will be a key component in building the LiquidGolf Holding Corporation family of golf businesses," said Dwain Brannon, LiquidGolf President and CEO.

      "By combining the talent, technology, and business acumen of these two groups, we have a solid foundation on which to build a great company," said Lou Preziosi, Best Value Golf President.

      The Letter of Intent which was executed by both parties provides for the negotiation of the final purchase and sell terms, is non-binding on both parties and subject to the completion of due diligence considered normal and customary in transactions of this type.

      About LiquidGolf

      Based in Apopka, FL., LiquidGolf is a leading provider of golf equipment, accessories, and apparel through its website and its retail store. Liquid Golf provides golfers worldwide with products from the top manufacturers in the golf industry, and ensures that its thousands of online customers receive the best in customer service. The company's stockholders and partners include industry leaders such as the Golf Channel.

    Media Contact: Dwain Brannon, LiquidGolf Corporation.
     (407) 889-7577, dbrannon@liquidgolf.com
    Investor Relations Contact: Dwain Brannon, LiquidGolf Corporation.
     (407) 889-7577, dbrannon@liquidgolf.com
    SAFE HARBOR STATEMENT

      THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

SOURCE  LiquidGolf Corporation
    -0-                             08/13/2003
    /CONTACT: Media and Investors, Dwain Brannon, LiquidGolf Corporation, +1-407-889-7577, or dbrannon@liquidgolf.com/
    /Web site:  http://www.liquidgolf.com /
    (LQDG LQDG.OB)
CO:  LiquidGolf Corporation; Best Value Golf Inc.
ST:  Florida
IN:  SPT OTC
SU:  TNM